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Exhibit 99.2

RECENT DEVELOPMENT

        In January 2003, we granted John Kelley, our Chief Executive Officer, stock options exercisable for an aggregate of 400,000 shares of our Class B common stock, and we granted to Ernest Sampias, our Chief Financial Officer, stock options exercisable for an aggregate of 200,000 shares of our Class B common stock. In addition, during January 2003, we granted to each of our non-employee directors an option to purchase 30,000 shares of our Class B common stock (180,000 shares in the aggregate) in connection with our annual director grant program.

RISK FACTORS

Risks Related to Our Business

We incurred a substantial loss for the year ended December 31, 2001 and a loss for the year ended December 31, 2002 and may not obtain profitability in the future.

        We incurred a substantial loss for the year ended December 31, 2001 and a loss for the year ended December 31, 2002. Although recently we have had profitable quarters, we have not been able to sustain profitability from quarter to quarter and may not be profitable in the future. Our future operating results will depend on many factors, including the growth of the Fibre Channel market, market acceptance of new products we introduce, demand for our products, levels of product and price competition and our reaching and maintaining targeted costs for our products. In addition, we expect to incur continued significant product development, sales and marketing, and general and administrative expenses. We also anticipate expenses related to the implementation of an "outsourcing focused" manufacturing model during 2003. We cannot provide assurance that we will generate sufficient revenue to achieve or sustain profitability.

The prices and gross margins of some of our products have declined and may continue to decline, which would reduce our revenues, gross margins and profitability.

        Over the past two years the average unit prices and gross margins of some of our products have declined and may continue to decline in the future in response to changes in product mix, competitive pricing pressures, increased sales discounts, introductions of new products and product enhancements by our competitors, increase in manufacturing or labor costs or other factors. To maintain our gross margins we must maintain or increase current shipment volumes, develop and introduce new products and product enhancements and reduce the manufacturing cost of our products. Moreover, most of our expenses are fixed in the short-term or incurred in advance of receipt of corresponding revenue. As a result, we may not be able to decrease our spending to offset any unexpected shortfall in revenues. If this occurs, we could incur losses, and our revenue, operating results and gross margins may be below our expectations and those of investors and stock market analysts.

We may incur an expense relating to the impairment of our deferred tax assets.

        For the year ended December 31, 2002, we have deferred tax assets of $36.4 million, which we believe will be realized more likely than not through future profitable operations. However, it is possible that if additional operating losses are incurred, or if we otherwise conclude that our deferred tax asset will not be realized through future operations, we may need to provide a valuation allowance to recognize the impairment of our deferred tax assets. To the extent we were to establish a valuation allowance, we would recognize an expense within the tax provision of our income statement, which could materially impact our financial position and results of operations.

We depend on two key distribution relationships for most of our revenue and the loss of either of them could significantly reduce our revenues.

        We depend on EMC and IBM for a significant portion of our total revenue. Sales and services to EMC, which is an original equipment manufacturer customer, represented approximately 53% of our revenue for the year ended December 31, 2002. In 2001, EMC agreed to resell products offered by two of our competitors, and nothing restricts EMC from expanding those relationships in a manner that could be adverse to us. Sales to IBM represented approximately 25% of our total revenue for the year ended December 31, 2002. We anticipate that our future operating results will continue to depend heavily on sales to EMC and IBM. Therefore, the loss of either EMC or IBM as a customer, or a significant reduction in sales to either EMC or IBM could significantly reduce our revenue.

The market for Fibre Channel switches and other products for SANs is highly competitive, new competitors have recently entered this market and we may not be able to successfully compete against existing or potential competitors.

        The market for our Fibre Channel switching products is highly competitive, and is likely to become even more so. Our primary competitor in the Fibre Channel switch market is Brocade Communications Systems, Inc. ("Brocade"). Other companies are also providing Fibre Channel switches and other products to the SAN market, including QLogic Corporation and Inrange. In the future, we may also compete with networking companies that may develop SAN products or companies in related or other industries for which future direct participation in the market for switching devices becomes strategic. Some of our competitors and potential competitors have longer operating histories, greater name recognition, access to larger customer bases, more established distribution channels and substantially greater financial and managerial resources than we have.

        In August 2002, Cisco Systems announced that it would be entering the storage switch market with the introduction of a family of switches and directors. In January 2003, Cisco Systems announced that it had entered into a non-exclusive agreement with IBM which would allow IBM to sell storage switches provided by Cisco Systems in addition to the product lines provided by Brocade and us. IBM is our second largest customer, and the agreement between Cisco Systems and IBM may significantly reduce our sales to IBM. Also in January 2003, Hewlett-Packard announced that it would resell Cisco's new line of Fibre Channel switches. Hewlett-Packard has substantial sales within the SAN infrastructure market, and the agreement between Hewlett-Packard and Cisco could significantly reduce our future sales to Hewlett-Packard. The introduction of Cisco Systems' competing product line may delay purchase decisions by our customers. Furthermore, Cisco has greater access to entreprise customers and greater direct sales experience and capacity than we do. To be competitive with Cisco and others, we may have to substantially increase our direct sales, which we may not be able to do successfully and which, in any case, will increase expenses.

        In August 2000, EMC agreed not to develop or manufacture products that compete with our then-existing products for two years. Since August 2002, EMC has not been contractually restricted from competing with us in the development or manufacture of these products. In addition, EMC has recently agreed to resell certain products offered by two of our competitors. Moreover, under a cross license agreement between us and EMC, we have granted EMC a license under our patents to make, use and sell any products that EMC was selling or distributing up to August 9, 2000, including products that compete with ours.

        Continued or increased competition could result in pricing pressures, reduced sales, reduced margins, reduced profits, reduced market share or the failure of our products to achieve or maintain market acceptance.

We currently have limited product offerings and must successfully introduce new products and product enhancements that respond to rapid technological changes and evolving industry standards.

        For the year ended December 31, 2002, we derived approximately 72% of our revenue from sales of our Director-class products. We expect that revenue from our Director-class products will continue to account for a substantial portion of our revenue for the foreseeable future. Therefore, continued market acceptance of these products and their successor products is critical to our future success. Factors such as performance, market positioning, the availability and price of competing products, the introduction of new technologies and the success of our OEMs, reseller and systems integrator customers will affect the market acceptance of our products.

        In addition, our future success depends upon our ability to address the changing needs of customers and to transition to new technologies and industry standards. The introduction of competing products embodying new technologies or the emergence of new industry standards could render our products non-competitive, obsolete or unmarketable and seriously harm our market share, revenue and gross margin. For instance, there are competing protocols for storage area network switches and related devices, such as SCSI over Internet (iSCSI), Fibre Channel over IP (FCIP), Internet Fibre Channel and InfiniBand, which may be more readily adopted or accepted by our customers. Risks inherent in transitions to new technology, industry standards and new protocols include the inability to expand production capacity to meet demand for new products, write-downs of our existing inventory due to obsolesence, the impact of customer demand for new products or products being replaced, and delays in the introduction or initial shipment of new products. There can be no assurance that we will successfully manage these transitions.

        We are currently developing next generation products that contain untested devices and subassemblies. As with any development, there are inherent risks should such devices or subassemblies require redesign or rework. In particular, in conjunction with our transition of our products from 1 to 2 Gb transmission speed technology and higher port density, we have begun introducing products with new features and functionality. We face risks relating to this product transition, including risks relating to forecasting of demand for 2 Gb and higher port density products and related transition issues, as discussed in the previous paragraph, as well as possible product and software defects and a potentially different sales and support environment due to the complexity of these new systems. Finally, if we fail to timely introduce new products that are multi-protocol products to compete against new entrants in the SAN market, or if there is no demand for these or our current products, our business could be seriously harmed.

Our products must continue to support and be interoperable with other SAN products.

        SAN products are continuing to emerge and evolve. All components of the SAN must utilize the same standards in order to operate together. To remain competitive, we must continue to introduce new products and product enhancements that are compatible and interoperable with other SAN products, industry standards and new technology. If our products are not interoperable with SAN products we may have difficulty in selling our products and we may lose market share.

If we are unable to integrate the new members of our senior executive team, if we lose key personnel or if we are unable to hire additional qualified personnel, we may not be successful.

        Our success depends to a significant degree upon the continued contributions of our key management, technical, sales and marketing, finance and operations personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on our senior executive team. In the past we have experienced high turnover in our senior executive team. The majority of the current senior executive team was hired during the last eighteen months. Although our executive team consists of experienced members, many of them are new to our company and have only worked with each other for a short period of time. As a result they may not operate efficiently as part of an integrated management team.

        In addition, our engineering and product development teams are critical in developing our products and have developed important relationships with customers and their technical staffs. The loss of any of these key personnel could harm our operations and customer relationships. We do not have key person life insurance on any of our key personnel.

        We believe our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, engineering, sales and marketing, and finance and operations personnel. As we increase our production and sales levels, we will need to attract and retain additional qualified skilled workers for our operations. In recent years there has been great demand for such personnel by companies, some of which are larger and have greater resources to attract and retain highly qualified personnel. We cannot assure you that we will continue to be able to attract and retain qualified personnel, or that delays in hiring required personnel, particularly engineers, will not delay the development or introduction of products or negatively impact our ability to sell our products.

If we are unable to adequately protect our intellectual property, we may not be able to compete effectively.

        We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality and/or license agreements with our employees, consultants and corporate partners. Despite our efforts to protect our proprietary rights, unauthorized parties may copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult and we may not be aware that someone is using our rights without our authorization. In addition, the steps we have taken, and those we may take in the future, may not prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

        We may be a party to intellectual property litigation in the future, either to protect our intellectual property or as a result of alleged infringements of others' intellectual property. In particular we filed on February 14, 2002, a patent infringement lawsuit against Brocade in the United States District Court for the District of Colorado (Case No. 02-K-0303) alleging that Brocade's Advanced Performance Monitoring feature in its switch products infringed our U.S. Patent No. 6,233,236 "Method and apparatus for measuring traffic within a switch." On March 5, 2002, we filed for a preliminary injunction against Brocade to immediately stop infringing the patent after Brocade announced another product containing its Advanced Performance Monitoring feature.

        On April 8, 2002, Brocade filed an answer to the motion for preliminary injunction generally alleging that Brocade has not infringed and is not infringing the patent. Brocade alleged various counterclaims in its answer including a claim that the patent is invalid and unenforceable, and that we misappropriated trade secret information from Brocade under prior agreements and that a 1999 OEM agreement contained a covenant not to sue. The United States District Court for the District of Colorado on December 6, 2002 denied our motion for a preliminary injunction. We filed documents on December 23, 2002 with the American Arbitration Association to initiate an arbitration proceeding to resolve contract and patent issues relating to the 1999 OEM agreement with Brocade. On January 24, 2003, Brocade, in response to our initiating the arbitration proceeding, filed an answer and counterclaim with the American Arbitration Association that objected to the inclusion of our patent infringement claims in the arbitration, claims the patent is invalid and unenforceable and claims we misappropriated trade secret information from Brocade. Although we strongly believe that Brocade's counterclaims are factually incorrect and without any merit and we intend to vigorously pursue our patent infringement claims against Brocade, we cannot assure you we will prevail.

        These or other claims and any resulting litigation or arbitration could subject us to significant costs, liability for damages or could cause our proprietary rights to be invalidated or deemed unenforceable, which could allow third parties to use our rights without reservation. Litigation or arbitration, regardless of the merits of the claim or outcome, would likely be time consuming and expensive to resolve and would divert management time and attention.

        Any potential intellectual property litigation filed against us could also force us to do one or more of the following:

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  stop using the challenged intellectual property or selling our products or services that incorporate it;
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  obtain a license to use the challenged intellectual property or to sell products or services that incorporate it, which license may not be available on reasonable terms, or at all; and
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  redesign those products or services that are based on or incorporate the challenged intellectual property.

        If we are forced to take any of these actions, we may be unable to manufacture and sell our products, our customer relationships would be harmed and our revenue would be reduced.

        In March 1999, we, as an EMC subsidiary, granted IBM a license to all of our patents under a cross license agreement between IBM and EMC. Under the terms of that agreement, effective upon EMC's February 7, 2001 distribution of our Class A common stock to its stockholders, the sublicense we previously held to those IBM patents terminated. We believe that the termination of the sublicense does not materially affect our business. We are not aware of any issued or pending IBM patents that are infringed by our products, but if IBM were to allege any such infringement, and we were unable to negotiate a settlement with IBM, our ability to produce the alleged infringing product could be affected, which could materially and adversely affect our business.

We have experienced increased inventory costs and delays and have incurred inventory-related write-downs.

        We completed an operations review during fiscal year 2001, including an analysis of inventory transferred from our discontinued suppliers, a review of obsolescence, end-of-life inventories, on-going inventory commitments and a year-end physical inventory analysis. Based on this review, we recorded an inventory-related charge of approximately $21.0 million during fiscal year 2001. Additionally, in the fourth fiscal quarter of 2001, we incurred a charge related to obsolescence of certain demonstration and test equipment of approximately $4.1 million. For fiscal year 2002, we incurred an additional net $9.4 million inventory-related charge related primarily to our 1 Gb product inventory. There can be no assurance that we will not incur additional inventory write-downs in the future or that any such write-downs would not have a material adverse affect on our future operating results.

        During 2001, we experienced increased manufacturing and component costs related to a transition to multiple product lines and quality problems on component parts. Specifically, we incurred increased costs and delays related to some mechanical features of our low-end and mid-range switch products. Also, we incurred additional costs related to our die-cast chassis for these products. During the quarter ended June 30, 2002, we completed the use of this high cost inventory, which negatively affected our gross margins.

The storage area network market in which we compete is still developing, and if this market does not continue to develop and expand as we anticipate, our business will suffer.

        The market for storage area network and related products has only recently begun to develop and continues to evolve. Because this market is relatively new, it is difficult to predict its potential size or future growth rate. Potential end-user customers who have invested substantial resources in their existing data storage and management systems may be reluctant or slow to adopt a new approach, like

SANs. Our success in generating net revenue in this developing market will therefore depend on, among other things, our ability to:

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  educate potential OEMs, reseller and systems integrator customers and end users about the benefits of SANs and the use of our products in the SAN environment, and
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  predict, develop and base our products on standards that ultimately become industry standards.

Accordingly, because substantially all of our revenues are derived from our SAN solutions, the adoption of SANs as an integral part of data-intensive enterprise computing environments is critical to our future success and delays or failure to adopt our SAN and related products will have an adverse effect on revenue and operations.

If we fail to expand our distribution channels and manage our distribution relationships, our revenue or operating results could be significantly reduced.

        Our success will depend on our continuing ability to develop and manage relationships with significant OEMs, resellers and systems integrators, as well as on the sales efforts and success of these customers. We cannot provide assurance that we will be able to expand our distribution channels or manage our distribution relationships successfully or that our customers will market our products effectively. Our failure to expand our distribution channels or manage successfully our distribution relationships or the failure of our OEM and reseller customers to sell our products could reduce our revenue and operating results.

We are dependent on a single or limited number of suppliers for certain key components of our products, and the failure of any of those suppliers to meet our production needs could seriously harm our ability to manufacture our products, result in delays in the delivery of our products and harm our revenue.

        We currently purchase several key components from single or limited sources. We purchase application specific integrated circuits (ASICs) and power supplies from single sources, and gigabit interface converters and optic transceivers from limited sources. Additional sole or limited sourced components may be incorporated into our products in the future. Delays in the delivery of components for our products could result in decreased revenue. We do not have any long-term supply contracts to ensure sources of supply of components. In addition, our suppliers may enter into exclusive arrangements with our competitors, stop selling their products or components to us at commercially reasonable prices or refuse to sell their products or components to us at any price, which could harm our operating results. If our suppliers are unable to provide, or we are unable otherwise to obtain these components for our products on the schedule and in the quantities we require, we will be unable to manufacture our products. We have experienced and may continue to experience production delays and quality control problems with certain of our suppliers, which, if not effectively managed, could prevent us from satisfying our production requirements. If we fail to effectively manage our relationships with these key suppliers, or if our suppliers experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations, our ability to manufacture and ship products to our customers could be delayed, and our competitive position, reputation, business, financial condition and results of operations could be seriously harmed.

The loss of our contract manufacturers, or the failure to forecast demand accurately for our products or to manage our relationship with our contract manufacturers successfully, would negatively impact our ability to manufacture and sell our products.

        We rely on Sanmina SCI, Inc. ("SSCI") and Solectron Corporation (together our "contract manufacturers") to manufacture substantially all of our circuit boards and to perform extensive testing and assembly of our products. Our supply contract with SSCI is cancellable by either party without cause on advance notice. We are currently negotiating a new contract with SSCI but we may be unable to reach an agreement on terms favorable to us, if at all. In May 2002, we outsourced to SSCI the integration of our Directors into cabinets. Recently, we contracted with Solectron to be our contract manufacturer for our Spherion 4500 24-port switch product. Our contract manufacturers are not obligated to supply products to us for any specific period, or in any specific quantity, except as may be provided in a particular purchase order. We generally place forecasts for circuit boards with our contract manufacturers approximately four to five months prior to the anticipated delivery date, with order volumes based on forecasts of demand for our products. We generally place purchase orders sixty calendar days in advance of delivery. If we fail to forecast demand for our products accurately, we may be unable to obtain adequate manufacturing capacity from our contract manufacturers to meet our customers' delivery requirements, or we may accumulate excess inventories and obligations to our contract manufacturers under binding purchase orders in excess of our needs. At December 31, 2002, our commitment with our contract manufacturers for purchases over the next sixty days totaled approximately $38.0 million. Additionally, our contract manufacturers had on hand materials purchased on our behalf valued at approximately $45.0 million. We may be unable to respond adequately to unexpected increases in customer purchase orders, and therefore be unable to benefit from this incremental demand and could result in a loss of customers. Our contract manufacturers do not guarantee that adequate capacity will be available to us within the time required to meet additional demand for our products. We are in the process of implementing an "outsourcing-focused" manufacturing model.

        In addition, we coordinate our efforts with those of our component suppliers and contract manufacturers in order to rapidly achieve volume production. We have experienced and may continue to experience production delays and quality control problems with certain of our suppliers and with our contract manufacturers, which, if not effectively managed, could prevent us from satisfying our production requirements on a timely basis and could harm our customer relationships. If we should fail to manage effectively our relationships with our component suppliers or contract manufacturers, or if any of our suppliers or our manufacturers experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations, our ability to ship products to our customers could be delayed, and our competitive position and reputation could be harmed. Qualifying a new contract manufacturer and commencing volume production can be expensive and time consuming. If we are required to change or choose to change contract manufacturers, we may lose revenue and damage our customer relationships.

The recent general economic slowdown may significantly reduce expenditures on information technology infrastructure.

        Recent unfavorable general economic conditions have had a pronounced negative impact on information technology ("IT") spending. Demand for SAN products in the enterprise-class sector may continue to be adversely impacted as a result of the weakened economy and because larger businesses have begun to focus on more efficiently using their existing IT infrastructure rather than making new equipment purchases. This in turn may decrease the demand for our SAN products. If there are further reductions in either domestic or international IT expenditure, or if IT expenditure does not increase from current levels, our revenues, operating results and financial condition may be adversely affected.

Increased international political instability may decrease customer purchases, increase our costs and disrupt our business.

        Increased international political instability, as demonstrated by the September 11, 2001 terrorist attacks, disruption in air transportation and enhanced security measures as a result of the terrorist attacks and increasing tension in the Middle East, may hinder our ability to do business and may increase our costs. Additionally, this increased instability may, for example, negatively impact the capital markets and the reliability and cost of transportation and adversely affect our ability to obtain adequate insurance at reasonable rates or require us to incur costs for extra security precautions for our operations. In addition, to the extent that air transportation is delayed or disrupted, the operations of our contract manufacturers and suppliers may be disrupted, particularly if shipments of components and raw materials are delayed. If this international political instability continues or increases, our business and results of operations could be harmed and we may not be able to obtain financing in the capital markets.

Failure to manage expansion effectively could seriously harm our business, financial condition and prospects.

        Our ability to successfully implement our business plan, develop and offer products, and manage expansion in a rapidly evolving market requires a comprehensive and effective planning and management process. We continue to increase the scope of our operations domestically and internationally, and have increased headcount. In 2001 we increased our headcount by approximately 400 and in 2002 by approximately 180. We plan to continue to hire employees in the foreseeable future. Our growth in business, headcount and relationships with customers and other third parties has placed, and will continue to place, a significant strain on management systems, resources, intercompany communication and coordination. As we grow, our failure to maintain and to continue to improve upon our operational, managerial and financial controls, reporting systems and procedures, and/or our failure to continue to expand, train, and manage our work force worldwide, could seriously harm our business and financial results.

If we fail to successfully develop the McDATA brand, our revenue may not grow.

        We have operated as a separate company from EMC only since February 2001. EMC, which currently accounts for a significant portion of our revenue, markets our products under its own brand name. As a result, our name is not widely recognized as a brand in the marketplace. We believe that establishing and maintaining the McDATA brand is a critical component in maintaining and developing strategic original equipment manufacturer, reseller and systems integrator relationships, and the importance of brand recognition will increase as the number of vendors of competitive products increases. Our failure to successfully develop our brand may prevent us from expanding our business and growing our revenue. Similarly, if we incur excessive expenses in an attempt to promote and maintain the McDATA brand, our business, financial condition and results of operations could be seriously harmed.

Undetected software or hardware defects in our products could result in loss of or delay in market acceptance of our products and could increase our costs or reduce our revenue.

        Our products may contain undetected software or hardware errors when first introduced or when new versions are released. Our products are complex, and we have from time to time detected errors in existing products. In addition, our products are combined with products from other vendors. As a result, should problems occur, it might be difficult to identify the source of the problem. These errors could result in a loss of or delay in market acceptance of our products, cause delays in delivering our products or meeting customer demands and would increase our costs, reduce our revenue and cause significant customer relations problems.

We are defendants in several class action lawsuits and we may be subject to further litigation in the future which could seriously harm our business.

        Several purported securities class action lawsuits have been filed against us. In particular, McDATA, two current officers and a former officer were named as defendants in purported securities class-action lawsuits filed in the United States District Court, Southern District of New York. The first of these lawsuits, filed on July 20, 2001, is captioned Gutner v. McDATA Corporation, Credit Suisse First Boston, Merrill Lynch, Pierce Fenner & Smith Incorporated, Bear, Stearns & Co., Inc., FleetBoston Robertson Stephens et al., No. 01 CIV. 6627. Three other similar suits have been filed against us. The complaints are substantially identical to over 300 other complaints filed against other companies that went public over the last several years. These lawsuits generally allege, among other things, that the registration statements and prospectus filed with the SEC by such companies were materially false and misleading because they failed to disclose (a) that certain underwriters had solicited and received excessive and undisclosed commissions from certain investors in exchange for which the underwriters allocated to those investors material portions of shares in connection with the initial public offerings and (b) that certain of the underwriters had entered into agreements with customers whereby the underwriters agreed to allocate initial public offering shares in exchange for which the customers agreed to purchase additional company shares in the aftermarket at pre-determined prices. The complaints relating to us allege claims against us, two of our current officers, one of our former officers and Credit Suisse First Boston, lead underwriter for our August 9, 2000 initial public offering, under Sections 11 and 15 of the Securities Act. Although we believe that the lawsuits are without legal merit and intend to defend them vigorously, we cannot assure you we will prevail.

        In September 2002, plaintiffs' counsel in the above-mentioned lawsuits offered to individual defendants of many of the public companies being sued the opportunity to enter into a Reservation of Rights and Tolling Agreement that would dismiss without prejudice and without costs all claims against such persons if the company itself had entity coverage insurance. This agreement was signed by Mr. John F. McDonnell, our Chairman, Mrs. Dee J. Perry, our former chief financial officer, and Mr. Thomas O. McGimpsey, our Vice President and General Counsel and the plaintiffs' executive committee. Under the Reservation of Rights and Tolling Agreement the plaintiffs are required to dismiss the claims against such individuals.

        We may become subject to additional class action litigation following a period of volatility in the market price of our common stock. Securities class action litigation could result in substantial costs and divert the attention of management and our resources and seriously harm our business, financial condition and results of operation.

Our change of fiscal year may not result in more predictable quarterly earnings.

        Historically, our quarterly operating results have depended on our performance in the later part of each quarter, when a large percentage of our product shipments typically occur. This fluctuation has made consistent quarter-to-quarter performance and revenue forecasting difficult. We have adopted a number of measures to address this issue, including changing our fiscal year end to January 31, rather than December 31. We cannot be certain that changing our fiscal year or adopting other measures will result in product shipments occurring more evenly during each quarter, resulting in consistent quarter-to-quarter performance or improving revenue forecasts.

A large percentage of our quarterly sales occur at the end of the calendar quarter, contributing to possible quarterly fluctuations in revenue that could adversely affect our operating results.

        Our quarterly results have historically reflected an uneven pattern in which a disproportionate percentage of a quarter's total sales occurs in the last month, weeks or even days of each calendar quarter. This pattern makes the prediction of revenue, earnings and working capital for each financial period especially difficult and increases the risk of unanticipated variations from anticipated quarterly results and financial condition. Additional factors that affect us and which could cause our revenue and operating results to vary in future periods include:

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  the size, timing, terms and fluctuations of customer orders, particularly large orders from our significant OEM (e.g. EMC) or reseller customers (e.g. IBM);
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  our ability to attain and maintain market acceptance of our products;
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  seasonal fluctuations in customer buying patterns;

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  the timing of the introduction or enhancement of products by us, our significant OEM or reseller customers or our competitors (e.g., transition to higher speed and higher port density products);

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  our ability to obtain sufficient supplies of single- or limited-source components of our products; and

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  increased operating expenses, particularly in connection with our strategies to increase brand awareness or to invest in research and development.

        Our uneven sales pattern makes it difficult for our management to predict near-term demand and adjust manufacturing capacity accordingly. If orders for our products vary substantially from the predicted demand, our ability to assemble, test and ship orders received in the last weeks and days of each quarter may be limited, which could seriously harm quarterly revenue or earnings. Moreover, an unexpected decline in revenue without a corresponding and timely reduction in expenses could intensify the impact of these factors on our business, financial condition and results of operations.

The sales cycle for our products is long, and we may incur substantial non-recoverable expenses and devote significant resources to prospects that do not produce revenues in the foreseeable future or at all.

        Our OEMs, reseller and systems integrator customers typically conduct significant evaluation, testing, implementation and acceptance procedures before they begin to market and sell new solutions that include our products. This evaluation process is lengthy and may extend up to one year or more. This process is complex and may require significant sales, marketing and management efforts on our part. This process becomes more complex as we simultaneously qualify our products with multiple customers. As a result, we may expend significant resources to develop customer relationships before we recognize revenue, if any, from these relationships.

We do not have significant experience in international markets and may have unexpected costs and difficulties in developing international revenue.

        We have expanded and intend to continue to expand marketing and selling efforts internationally. We have limited experience in marketing, distributing and supporting our products internationally and may not be able to maintain or increase international market demand for our products. In addition, our international operations are generally subject to inherent risks and challenges that could harm our operating results, including:

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  expenses associated with developing and customizing our products for foreign countries;

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  reliance on third parties to manage certain aspects of our foreign operations, including hub inventory locations;

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  multiple, conflicting and changing governmental laws and regulations;

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  tariffs, quotas and other import restrictions on computer peripheral equipment;

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  longer sales cycles for our products;

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  reduced or limited protections of intellectual property rights;

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  compliance with international standards that differ from domestic standards; and

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  political and economic instability.

        Any negative effects on our international business could harm our business, operating results and financial condition as a whole. To date, substantially all of our international revenue or costs have been denominated in U.S. dollars. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and thus less competitive in foreign markets. A portion of our international revenue may be denominated in foreign currencies in the future, which will subject us to risks associated with fluctuations in those foreign currencies.

We may engage in future acquisitions that dilute our stockholders and cause us to use cash, incur debt or assume contingent liabilities.

        As part of our strategy, from time to time we expect to review opportunities to buy other businesses or technologies that would complement our current products, expand the breadth of our markets or enhance our technical capabilities, or that may otherwise offer growth opportunities. We may buy businesses, products or technologies in the future. In the event of any future purchases, we could:

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  issue stock that would dilute our current stockholders' percentage ownership;

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  use cash, which may result in a reduction of our liquidity;

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  incur debt; or

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  assume liabilities.

        These purchases also involve numerous risks, including:

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  problems combining and integrating the purchased operations, technologies, personnel or products;

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  unanticipated costs;

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  diversion of management's attention from our core business;

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  adverse effects on existing business relationships with suppliers and customers;

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  risks associated with entering markets in which we have no or limited prior experience; and

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  potential loss of key employees of acquired organizations.

        We may not be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future.

If we become subject to unfair hiring claims, we could incur substantial costs in defending ourselves.

        Companies in our industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices or that employees have misappropriated confidential information or trade secrets. Because we often seek to hire individuals with relevant experience in our industry, we may be subject to claims of this kind or other claims relating to our employees in the future. We could incur substantial costs in defending ourselves or our employees against such claims, regardless of their merits. In addition, defending ourselves or our employees from such claims could divert the attention of our management away from our operations.

Our products must comply with governmental regulation.

        In addition, in the United States, our products comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop will be required to comply with standards established by authorities in various countries. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially harm our business.

Provisions in our charter documents, our rights agreement and Delaware law could prevent or delay a change in control of McDATA and may reduce the market price of our common stock.

        Provisions of our certificate of incorporation, by-laws and rights agreement may discourage, delay or prevent a merger, acquisition or other business combination that a stockholder may consider favorable. These provisions include:

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  authorizing the issuance of preferred stock without stockholder approval;

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  providing for a classified board of directors with staggered three year terms;

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  limiting the persons who may call special meetings of stockholders;

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  requiring super-majority voting for stockholder action by written consent;

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  establishing advance notice requirements for nominations for election to the board of directors and for proposing other matters that can be acted on by stockholders at stockholder meetings;

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  prohibiting cumulative voting for the election of directors;

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  requiring super-majority voting to effect certain amendments to our certificate of incorporation and by-laws; and

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  requiring parties to request board approval prior to acquiring 15% or more of the voting power of our common stock to avoid economic and voting dilution of their stock holdings.

        We are incorporated in Delaware and certain provisions of Delaware law may also discourage, delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Risks Related to Our Relationship With EMC

We have entered into agreements with EMC that, due to our prior parent-subsidiary relationship, may contain terms less beneficial to us than if they had been negotiated with unaffiliated third parties.

        In October 1997, in connection with the reorganization of our business, we entered into certain agreements with EMC relating to our business relationship with EMC. In addition, we have entered into agreements with EMC relating to our relationship with EMC after the completion of our initial public offering in August 2000 and the distribution by EMC of our Class A common stock in February 2001. We have also entered into an OEM Purchase and License Agreement with EMC that governs EMC's purchases of our products and grants EMC rights to use, support and distribute software for use in connection with these products. The agreement does not provide for the purchase of a guaranteed minimum amount of product. These agreements were negotiated and made in the context of our prior parent-subsidiary relationship. As a result, some of these agreements may have terms and conditions, in the case of the OEM agreement, including the terms of pricing, that are less beneficial to us than agreements negotiated with unaffiliated third parties. Sales and services revenue from EMC represented approximately 53% of our revenue for the year ended December 31, 2002. In addition, in some instances, our ability to terminate these agreements is limited, which may prevent us from being able to negotiate more favorable terms with EMC or from entering into similar agreements with third parties.

Provisions of our agreements with EMC relating to our relationship with EMC after the distribution by EMC of our Class A common stock to EMC's stockholders may affect the operation of our business, limit our ability to finance our operations or prevent a change in control of our company.

        Under the terms of the Tax Sharing Agreement between EMC and us, until May 2003, we may not, without the consent of EMC or the receipt by EMC of a private letter ruling from the Internal Revenue Service that the tax treatment of the distribution will not be adversely affected:

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  enter into any transaction that would result in any one or more persons acquiring a 50% or greater interest in us;

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  take or fail to take any other action which would cause the distribution to be taxable to EMC stockholders;

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  issue stock or other equity interests in us, or redeem or repurchase any of our capital stock which would involve the acquisition by one or more persons of more than 35% of our stock; or

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  undertake any transaction which would be treated as a liquidation or reorganization for tax purposes.

        These restrictions may prevent us from being acquired, either in a negotiated transaction or otherwise, from using shares of our common stock as payment in the acquisition by us of other companies or from financing our operations through sales of securities.

        Under the terms of the Master Confidential Disclosure and License Agreement between EMC and us, EMC has granted us a license under then existing EMC patents. If we are acquired, our acquirer will retain this license as long as our acquirer grants to EMC a license under all of the acquirer's patents for all products licensed under the agreement under the same terms as the license we have granted to EMC under the agreement. The potential loss of the license from EMC under this agreeement could decrease our attractiveness as an acquisition target.

We may be obligated to indemnify EMC if the distribution of our Series A common stock to EMC's stockholders was not tax free.

        The Tax Sharing Agreement that we have entered into with EMC obligates us to indemnify EMC for taxes relating to the failure of EMC's distribution to EMC's stockholders of our Class A common stock that it indirectly held to be tax free if that failure results from, among other things:

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  any act or omission by us that would cause the distribution to fail to qualify as a tax-free distribution under the Internal Revenue Code;

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  any act or omission by us that is inconsistent with any representation made to the Internal Revenue Service in connection with the request for a private letter ruling regarding the tax-free nature of the distribution by EMC of our Class A common stock indirectly held by it to its stockholders;

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  any acquisition by a third party of our stock or assets; or

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  any issuance by us of stock or any change in ownership of our stock.

        As a result, we may be liable to EMC under the Tax Sharing Agreement upon the occurrence of events that are beyond our control. If the distribution of our Class A common stock fails to qualify as a tax-free distribution, EMC would incur tax liability as if our Class A common stock that was distributed by EMC had been sold by EMC for its fair market value in a taxable transaction, and we would be required to indemnify EMC under the Tax Sharing Agreement. In the event that we are required to indemnify EMC because the distribution of our Class A common stock fails to qualify as a tax-free distribution, our liability could exceed 35% of the value of the Class A common stock distributed by EMC as determined on the date of the distribution. If triggered, this indemnity obligation would have a significant adverse effect on our financial position and results of operations, and we might not have sufficient resources to fulfill it.

QuickLinks

  Exhibit 99.2
RECENT DEVELOPMENT
RISK FACTORS
Risks Related to Our Business
Risks Related to Our Relationship With EMC